Exhibit 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

The undersigned officer of Elicio Therapeutics, Inc. (the “Company”) certifies to such officer’s knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2024 (the “Quarterly Report”), as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.    The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ELICIO THERAPEUTICS, INC.

	By:	/s/ ROBERT CONNELLY
Date: August 13, 2024		Robert Connelly President and Chief Executive Officer (Principal Executive Officer)